Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Fourth Quarter Results

Montvale, NJ, April 14, 2016 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the fourth quarter and year ended December 31, 2015.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “We are pleased to have reached net profitability in the fourth quarter.  As we previously reported, we took important efficiency steps consolidating Micronet's operations in Salt Lake City creating savings and increasing efficiency and profitability. This is particularly rewarding given we achieved this milestone with lower than expected sequential revenue growth due to the delay in the receipt of certain components.  We anticipate these delayed products will ship over the next few quarters.  Our backlog and pipeline are increasing given the considerable growth opportunity presented by the recent federal mandate requiring electronic logging (the ELD mandate). The Company’s improved cost structure, will enable us to achieve better profitability.“

Fourth Quarter 2015 Review

•           Total revenue decreased to $6.6 million for the fourth quarter of 2015, as compared to $10.7 million in the fourth quarter of 2014. Sequentially, revenues increased 18% from $5.6 million in the third quarter of 2015. Fourth quarter revenue was primarily impacted by a delay in receiving certain components  in the MRM business which delayed product shipments, as well as by the timing of the receipt of orders in the Aerospace & Defense business.

•           Gross profit margin was 39% as compared to 31% in the fourth quarter of 2014. The increase in overall gross margin was related to cost savings and higher margin in fourth quarter product mix.

•           Research and development (R&D) expense for the fourth quarter of 2015 was $501,000, or 8% of sales, compared to $643,000, or 6% of sales, in the fourth quarter of 2014.

•           Selling, General and Administrative (SG&A) expense decreased by $1.2M to $1.6 million, or 25% of sales, as compared to $2.8 million, or 26% of sales, in the fourth quarter of 2014.

•           Net income attributed to MICT for the fourth quarter of 2015 was $89,000, or $0.02 per basic and diluted share, as compared to a net loss of $28,000, or a loss of $0.00 per basic and diluted share, for the fourth quarter of 2014. Non-GAAP net income for the quarter was $313,000 or $0.05 per basic and diluted share.  A reconciliation of GAAP to non-GAAP net income and earnings per share is provided in the table at the end of this press release.

•           The Company reported operating income of $232,000 for the fourth quarter of 2015, as compared to an operating loss of $465,000 in the fourth quarter of 2014.

•           At December 31, 2015, the Company reported cash and marketable securities totaling $12.1 million and working capital of $13.3 million.

Year End 2015 Review

•           Total revenue decreased to $23.6 million for 2015, as compared to $34.2 million in 2014. Year-end revenue was impacted by operational challenges in the MRM business, which delayed product shipments, and by the timing of receipt of orders in the Aerospace & Defense business.

•           Gross profit margin improved to 31% as compared to 29% in 2014. The increase in overall gross margin was related to higher margin product mix.

•           Research and development (R&D) expense for 2015 was $2.5 million, or 10% of sales, compared to $2.8 million, or 8% of sales in 2014.
•           Selling, General and Administrative (SG&A) expense decreased by $1.9 million  to $6.3 million, or 26% of sales, as compared to $8.2 million, or 24% of sales, in 2014.

•           Net loss attributed to MICT for 2015 was $2.5 million, or a loss of $0.42 per basic and diluted share, as compared to a net loss of $2.1 million, or a loss of $0.37 per basic and diluted share in 2014.  On a non-GAAP basis, net loss for 2015 was $1.5 million or a loss of $0.25 per basic and diluted share.

•           The Company reported an operating loss of $2.5 million in 2015, as compared to an operating loss of $1.8 million in 2014.  A reconciliation of GAAP to non-GAAP net income and earnings per share is provided in the table at the end of this press release.

Recent Developments

In February, MICT announced a definitive agreement for the acquisition of the telematics business of Novatel Wireless, for a total purchase price of $24 million, including inventory.   Subsequent to due diligence, the Asset Purchase Agreement was terminated.

Mr. Lucatz commented, “While it is unfortunate that this deal has not closed, it is of paramount importance that we ensure that the terms of all acquisitions are unequivocally in the best interest of our shareholders.  We continue to seek additional opportunities and in the meantime we have refocused on capturing the sizable market opportunity before us and driving organic growth.”

Additionally, the Company announced earlier this week that it has received a $2 million order for its A-317 rugged Android tablet, to be used as part of a major telematics company’s compliance solution for local and long haul fleets related to the Electronic Logging Device (ELD) Mandate.

 “Our order pipeline for our A-317 All-In-One solution is strong, as demonstrated by this recent order. The ELD mandate potentially represents a more than $1 billion market opportunity as it requires the compliance of millions of vehicles in the U.S. and Canada.  We believe that our ability to provide telematics solutions that enable compliance with the mandate is potentially significant growth engine for Micronet and we look forward to bringing our durable, reliable, in-cab solutions to fleet operators worldwide. We are seeing positive momentum related to macro trends in the MRM industry and we are focused on driving revenue growth and enhanced profitability in 2016,” Mr. Lucatz concluded.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the fourth quarter ended December 31, 2015. The conference call number for U.S. based callers is (888) 281-1167, callers from outside of the U.S. should dial 972-3-918-0685.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q4_2015_Results

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S: 972-3-3-925-5929

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest.  Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future revenue growth in 2015 and 2016,  increased volumes and demand in the markets in which we operate, the roll-out of our new All-In-One wireless platforms, our ability to continue penetration to the local fleet vertical market, our ability to diversify and expand our customer U.S. base, continuing demand in our defense and aerospace business, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest and acceptance of our products, our future revenues and profitability, the introduction of new products and our ability to provide our solutions to different applications,  the timing of pending U.S. federal rulemaking, its implementation and the impact of the proposed rules on our business and our future, the New York City Taxi and Limousine Commission’s “Vision Zero” Vehicle Safety Technology pilot program and its potential, our new Mobile Command & Control Centers and their ability to drive the future growth of our A&D business.

The forward-looking statements contained in this press release are subject to risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share and Par Value data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,361	$4,211
Restricted cash	4,135	4,381
Marketable securities	5,643	6,406
Trade account receivables, net	12,353	14,152
Inventories	7,457	6,658
Other accounts receivable	1,585	1,249
Total current assets	33,534	37,057

Property and equipment, net	1,816	1,948
Intangible assets and others, net	3,297	4,416
Long term deposit	30	46
Goodwill	1,466	1,466
Total long term assets	6,609	7,876

Total assets	$40,143	$44,933

MICRONET ENERTEC TECHNOLOGIES, INC.
  CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share and Par Value data)

	December 31, 2015	December 31, 2014
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$11,012	$9,416
Short term credit from others and current portion of long term loans from others	1,037	1,000
Trade accounts payable	5,710	7,588
Other accounts payable	2,484	2,619
Total current liabilities	20,243	20,623

Long term loans from banks	1,978	3,919
Long term notes	375	-
Finance lease	22	56
Accrued severance pay, net	52	29
Deferred tax liabilities, net	17	57
Total long term liabilities	2,444	4,061

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,865,221 and 5,856,246 shares issued and outstanding as of December 31, 2015 and 2014, respectively.	6	6
Additional paid in capital	7,812	7,505
Accumulated other comprehensive income	(196)	325
Retained earnings	3,817	6,284
Micronet Enertec stockholders' equity	11,439	14,120

Non-controlling interests	6,017	6,129

Total equity	17,456	20,249

Total Liabilities and equity	$40,143	$44,933

 MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share data)

	Year ended December 31,
	2015	2014

Revenues	$23,587	$34,238
Cost of revenues	16,284	24,180
Gross profit	7,303	10,058
Operating expenses:
Research and development	2,453	2,807
Selling and marketing	1,530	1,947
General and administrative	4,723	6,290
Amortization of intangible assets	1,118	850
Total operating expenses	9,824	11,894
Loss from operations	(2,521)	(1,836)

Finance expense, net	(610)	(296)
Loss before provision for income taxes	(3,131)	(2,132)
Provision (benefit) for income taxes	(81)	242
Net loss	(3,050)	(2,374)
Net loss attributable to non-controlling interests	583	235
Net loss attributable to Micronet Enertec	$(2,467)	$(2,139)
(*) Loss per share attributable to Micronet Enertec:
Basic and diluted	$(0.42)	$(0.37)
Weighted average common shares outstanding:
Basic and diluted	5,861,630	5,834,371

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share data)
(Unauditted)

	Three months ended December 31,
	2015	2014

Revenues	$6,604	$10,670
Cost of revenues	4,009	7,390
Gross profit	2,595	3,280
Operating expenses:
Research and development	501	643
Selling and marketing	316	739
General and administrative	1,317	2,070
Amortization of intangible assets	229	293
Total operating expenses	2,363	3,745
Loss from operations	232	(465)

Finance expense, net	(193)	515
Loss before provision for income taxes	40	50
Provision (benefit) for income taxes	84	233
Net loss	(44)	(183)
Net loss attributable to non-controlling interests	(133)	(155)
Net loss attributable to Micronet Enertec	$89	$(28)
(*) Loss per share attributable to Micronet Enertec:
Basic and diluted	$(0.02)	$(0.00)
Weighted average common shares outstanding:
Basic and diluted	5,865,221	5,843,746

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Acquisition and the Transaction. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

•
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the UTA Capital LLC notes, the last of which was paid in January 2015. Such expenses do not reflect our on-going operations and all of them were incurred up to the end of fiscal 2014.

•
Change in fair value of call options and warrants – The change in fair value of the call options relating to the acquisition of Micronet is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.

•
Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

•
Expenses related to the purchase of a business - These expenses relate directly to the purchase of the Vehicle Business and consist mainly of legal and accounting fees, finder’s fees and travel expenses. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre-and post-Vehicle Business purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Year ended December 31,
	(Dollars in Thousands, other than share and per share amounts)
	2015	2014
GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(2,467)	$(2,139)
Amortization of acquired intangible assets	701	492
Change in fair value of call options and warrants	-	299
Amortization of note discount and related expenses	-	67
Stock-based compensation and shares issued to service providers	336	402
Expenses related to the purchase of a business	-	369
Income tax-effect of above non-GAAP adjustments	(25)	(32)
Total Non-GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(1,455)	$(542)
Non-GAAP net loss per diluted share attributable to Micronet Enertec Technologies, Inc.	$(0.25)	$(0.09)
Shares used in per share calculations	5,861,630	5,834,371
GAAP net loss per diluted share attributable to Micronet Enertec Technologies, Inc.	$(0.42)	$(0.37)
Shares used in per share calculations	5,861,630	5,834,371